Exhibit 99.1

Vertex Announces Second Quarter 2025 Financial Results

KING OF PRUSSIA, PA – August 6, 2025: Vertex, Inc. (NASDAQ: VERX) (“Vertex” or the “Company”), a leading global provider of indirect tax solutions, today announced financial results for its second quarter ended June 30, 2025.

“This quarter’s results were in line with expectations, with double-digit revenue growth and healthy profitability and cash flow,” said David DeStefano, Vertex’s President, Chief Executive Officer and Chairperson of the Board. “We continue to be optimistic about the future for Vertex. As indirect taxes continue to grow in complexity, our customers need our solutions more than ever. In addition, ERP cloud conversions and the proliferation of e-invoicing mandates globally are expected to be durable long-term drivers of growth.”

Second Quarter 2025 Financial Results

●	Total revenues of $184.6 million, up 14.6% year-over-year.
●	Software subscription revenues of $157.8 million, up 15.7% year-over-year.
●	Cloud revenues of $86.2 million, up 29.9% year-over-year.
●	Annual Recurring Revenue (“ARR”) was $636.6 million, up 16.1% year-over-year. This included $10.8 million added to ARR due to the ecosio acquisition during the third quarter of 2024. Excluding the impact of ecosio, ARR growth was 14.1%.
●	Average Annual Revenue per direct customer (“AARPC”) was $130,934 at June 30, 2025, compared to $123,570 at June 30, 2024, and $126,534 at March 31, 2025.
●	Net Revenue Retention (“NRR”) was 108%, compared to 110% at June 30, 2024, and 109% at March 31, 2025.
●	Gross Revenue Retention (“GRR”) was 95%, consistent with both June 30, 2024 and March 31, 2025.
●	Loss from operations of $3.9 million, compared to income from operations of $7.5 million for the same period in the prior year.
●	Non-GAAP operating income of $32.2 million, compared to $33.3 million for the same period in the prior year.
●	Net loss of $1.0 million, compared to net income of $5.2 million for the same period in the prior year.
●	Net loss per basic and diluted Class A and Class B shares of $0.01, compared to net income per basic and diluted Class A and Class B shares of $0.03 for the same period in the prior year.
●	Non-GAAP net income of $24.9 million and Non-GAAP diluted earnings per share (“EPS”) of $0.15.
●	Adjusted EBITDA of $38.4 million, compared to $38.5 million for the same period in the prior year. Adjusted EBITDA margin of 20.8%, compared to 23.9% for the same period in the prior year.

Definitions of certain key business metrics and the non-GAAP financial measures used in this press release and reconciliations of such measures to the most directly comparable GAAP financial measures are included below under the headings “Definitions of Certain Key Business Metrics” and “Use and Reconciliation of Non-GAAP Financial Measures.”

Financial Outlook

For the third quarter of 2025, the Company currently expects:

●	Revenues of $190.0 million to $193.0 million; and

●	Adjusted EBITDA of $38.0 million to $40.0 million

For the full-year 2025, the Company currently expects:

●	Revenues of $750.0 million to $754.0 million;
●	Cloud revenue growth of 28%; and
●	Adjusted EBITDA of $156.0 million to $160.0 million.

John Schwab, Chief Financial Officer added, “While underlying demand for our solutions remains strong, extended sales cycles and delayed customer decision-making impacted the timing of new contract signings in the latter part of the second quarter. This, in turn, impacts our full year 2025 expected revenue. As a result, we are reducing financial guidance for 2025.”

The Company is unable to reconcile forward-looking Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact net income (loss) for these periods but would not impact Adjusted EBITDA. Such items may include stock-based compensation expense, depreciation and amortization of capitalized software costs and acquired intangible assets, severance expense, acquisition contingent consideration, changes in the fair value of acquisition contingent earn-outs, amortization of cloud computing implementation costs in general and administrative expense, adjustments to the settlement value of deferred purchase commitment liabilities, transaction costs, and other items. The unavailable information could have a significant impact on the Company’s net income (loss). The foregoing forward-looking statements reflect the Company’s expectations as of today’s date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. The Company does not intend to update its financial outlook until its next quarterly results announcement.

Important disclosures in this earnings release about and reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below under “Use and Reconciliation of Non-GAAP Financial Measures.”

Conference Call and Webcast Information

Vertex will host a conference call at 8:30 a.m. Eastern Time today, August 6, 2025, to discuss its second quarter 2025 financial results.

Those wishing to participate may do so by dialing 1-412-317-6026 approximately ten minutes prior to start time. A listen-only webcast of the call will also be available through the Company’s Investor Relations website at https://ir.vertexinc.com.

A conference call replay will be available approximately one hour after the call by dialing 1-412-317-6671 and referencing passcode 10200958, or via the Company’s Investor Relations website. The replay will expire on August 20, 2025 at 11:59 p.m. Eastern Time.

About Vertex

Vertex, Inc. is a leading global provider of indirect tax solutions. The Company’s mission is to deliver the most trusted tax technology enabling global businesses to transact, comply and grow with confidence. Vertex provides solutions that can be tailored to specific industries for major lines of indirect tax, including sales and consumer use, value added and payroll. Headquartered in North America, and with offices in South America and Europe, Vertex empowers the world’s leading brands to simplify the complexity of continuous compliance.

For more information, visit www.vertexinc.com or follow us on Twitter and LinkedIn.

Forward Looking Statements

Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. Forward-looking statements are based on Vertex management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: our ability to maintain and grow revenue from existing customers and new customers, and expand their usage of our solutions; our ability to maintain and expand our strategic relationships with third parties; our ability to adapt to technological change and successfully introduce new solutions or provide updates to existing solutions; risks related to failures in information technology or infrastructure; challenges in using and managing use of Artificial Intelligence in our business; incorrect or improper implementation, integration or use of our solutions; failure to attract and retain qualified technical and tax-content personnel; competitive pressures from other tax software and service providers and challenges of convincing businesses using native enterprise resource planning functions to switch to our software; our ability to accurately forecast our revenue and other future results of operations based on recent success; our ability to offer specific software deployment methods based on changes to customers’ and partners’ software systems; our ability to continue making significant investments in software development and equipment; our ability to sustain and expand revenues, maintain profitability, and to effectively manage our anticipated growth; our ability to successfully diversify our solutions by developing or introducing new solutions or acquiring and integrating additional businesses, products, services, or content; our ability to successfully integrate acquired businesses and to realize the anticipated benefits of such acquisitions; risks related to the fluctuations in our results of operations; risks related to our expanding international operations; our exposure to liability from errors, delays, fraud or system failures, which may not be covered by insurance; our ability to adapt to organizational changes and effectively implement strategic initiatives; risks related to our determinations of customers’ transaction tax and tax payments; risks related to changes in tax laws and regulations or their interpretation or enforcement; our ability to manage cybersecurity and data privacy risks; our involvement in material legal proceedings and audits; risks related to undetected errors, bugs or defects in our software; risks related to utilization of open-source software, business processes and information systems; risks related to failures in information technology, infrastructure, and third-party service providers; our ability to effectively protect, maintain, and enhance our brand; changes in application, scope, interpretation or enforcement of laws and regulations; global economic weakness and uncertainties, including the economic uncertainty created by the changing legal, regulatory, or taxation landscape in the United States, and disruption in the capital and credit markets; business disruptions related to natural disasters, epidemic outbreaks, including a global endemic or pandemic, terrorist acts, political events, or other events outside of our control; our ability to comply with anti-corruption, anti-bribery, and similar laws; our ability to protect our intellectual property; changes in interest rates, security ratings and market perceptions of the industry in which we operate, or our ability to obtain capital on commercially reasonable terms or at all; our ability to maintain an effective system of disclosure controls and internal control over financial reporting, or ability to remediate any material weakness in our internal controls; risks related to our Class A common stock and controlled company status; risks related to our indebtedness and adherence to the covenants under our debt instruments; our expectations regarding the effects of the Capped Call Transactions and regarding actions of the Option Counterparties and/or their respective affiliates; and the other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities Exchange Commission (“SEC”), on February 27, 2025 and may be subsequently updated by our other SEC filings.

All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Definitions of Certain Key Business Metrics

Annual Recurring Revenue (“ARR”)

We derive the vast majority of our revenues from recurring software subscriptions. We believe ARR provides us with visibility to our projected software subscription revenues in order to evaluate the health of our business. Because we recognize subscription revenues ratably, we believe investors can use ARR to measure our expansion of existing customer revenues, new customer activity, and as an indicator of future software subscription revenues. ARR is based on monthly recurring revenues (“MRR”) from software subscriptions for the most recent month at period end, multiplied by twelve. MRR is calculated by dividing the software subscription price, inclusive of discounts, by the number of subscription covered months. MRR only includes direct customers with MRR at the end of the last month of the measurement period.

AARPC represents average annual revenue per direct customer and is calculated by dividing ARR by the number of software subscription direct customers at the end of the respective period.

Net Revenue Retention Rate (“NRR”)

We believe that our NRR provides insight into our ability to retain and grow revenues from our direct customers, as well as their potential long-term value to us. We also believe it demonstrates to investors our ability to expand existing customer revenues, which is one of our key growth strategies. Our NRR refers to the ARR expansion during the 12 months of a reporting period for all direct customers who were part of our customer base at the beginning of the reporting period. Our NRR calculation takes into account any revenues lost from departing direct customers or those who have downgraded or reduced usage, as well as any revenue expansion from migrations, new licenses for additional products or contractual and usage-based price changes.

Gross Revenue Retention Rate (“GRR”)

We believe our GRR provides insight into and demonstrates to investors our ability to retain revenues from our existing direct customers. Our GRR refers to how much of our MRR we retain each month after reduction for the effects of revenues lost from departing direct customers or those who have downgraded or reduced usage. GRR does not take into account revenue expansion from migrations, new licenses for additional products or contractual and usage-based price changes. GRR does not include revenue reductions resulting from cancellations of customer subscriptions that are replaced by new subscriptions associated with customer migrations to a newer version of the related software solution.

Customer Count

The following table shows Vertex’s direct customers, as well as indirect small business customers sold and serviced through the company’s one-to-many channel strategy.

Customers	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025
Direct	4,438	4,855	4,915	4,888	4,862
Indirect	460	448	464	481	504
Total	4,898	5,303	5,379	5,369	5,366

Use and Reconciliation of Non-GAAP Financial Measures

In addition to our results determined in accordance with accounting principles generally accepted in the U.S. (“GAAP”) and key business metrics described above, we have calculated non-GAAP cost of revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP selling and marketing expense, non-GAAP general and administrative expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted EPS, Adjusted EBITDA, Adjusted EBITDA margin, free cash flow and free cash flow margin, which are each non-GAAP financial measures. We have provided tabular reconciliations of each of these non-GAAP financial measures to its most directly comparable GAAP financial measure.

Management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, and to evaluate financial performance and liquidity. Our non-GAAP financial measures are presented as supplemental disclosure as we believe they provide useful information to investors and others in understanding and evaluating our results, prospects, and liquidity period-over-period without the impact of certain items that do not directly correlate to our operating performance and that may vary significantly from period to period for reasons unrelated to our operating performance, as well as comparing our financial results to those of other companies. Our definitions of these non-GAAP financial measures may differ from similarly titled measures presented by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, the financial information prepared in accordance with GAAP, and should be read in conjunction with the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 27, 2025, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, to be filed with the SEC.

We calculate these non-GAAP financial measures as follows:

●	Non-GAAP cost of revenues, software subscriptions is determined by adding back to GAAP cost of revenues, software subscriptions, the stock-based compensation expense, and depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues for the respective periods.
●	Non-GAAP cost of revenues, services is determined by adding back to GAAP cost of revenues, services, the stock-based compensation expense included in cost of revenues, services for the respective periods.
●	Non-GAAP gross profit is determined by adding back to GAAP gross profit the stock-based compensation expense, and depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues for the respective periods.
●	Non-GAAP gross margin is determined by dividing non-GAAP gross profit by total revenues for the respective periods.
●	Non-GAAP research and development expense is determined by adding back to GAAP research and development expense the stock-based compensation expense and transaction costs related to acquired technology included in research and development expense for the respective periods.
●	Non-GAAP selling and marketing expense is determined by adding back to GAAP selling and marketing expense the stock-based compensation expense and the amortization of acquired intangible assets included in selling and marketing expense for the respective periods.
●	Non-GAAP general and administrative expense is determined by adding back to GAAP general and administrative expense the stock-based compensation expense, amortization of cloud computing implementation costs and severance expense included in general and administrative expense for the respective periods.
●	Non-GAAP operating income is determined by adding back to GAAP loss or income from operations the stock-based compensation expense, depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues, amortization of acquired intangible assets included in selling and marketing expense, amortization of cloud computing implementation costs in general and administrative expense, severance expense, acquisition contingent consideration, changes in the fair value of acquisition contingent earn-outs, and transaction costs, included in GAAP loss or income from operations for the respective periods.

●	Non-GAAP net income is determined by adding back to GAAP net income or loss the income tax benefit or expense, stock-based compensation expense, depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues, amortization of acquired intangible assets included in selling and marketing expense, amortization of cloud computing implementation costs in general and administrative expense, severance expense, acquisition contingent consideration, adjustments to the settlement value of deferred purchase commitment liabilities recorded as interest expense, changes in the fair value of acquisition contingent earn-outs, and transaction costs, included in GAAP net income or loss for the respective periods to determine non-GAAP income or loss before income taxes. Non-GAAP income or loss before income taxes is then adjusted for income taxes calculated using the respective statutory tax rates for applicable jurisdictions, which for purposes of this determination were assumed to be 25.5%.

●	Non-GAAP net income per diluted share of Class A and Class B common stock (“Non-GAAP diluted EPS”) is determined by dividing non-GAAP net income by the weighted average shares outstanding of all classes of common stock, inclusive of the impact of dilutive common stock equivalents to purchase such common stock, including stock options, restricted stock awards, restricted stock units and employee stock purchase plan shares. Additionally, the dilutive effect of shares issuable upon conversion of the senior convertible notes is included in the calculation of Non-GAAP diluted EPS by application of the if-converted method.
●	Adjusted EBITDA is determined by adding back to GAAP net income or loss the net interest income or expense (including adjustments to the settlement value of deferred purchase commitment liabilities), income tax expense or benefit, depreciation and amortization of property and equipment, depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues, amortization of acquired intangible assets included in selling and marketing expense, amortization of cloud computing implementation costs in general and administrative expense, stock-based compensation expense, severance expense, acquisition contingent consideration, changes in the fair value of acquisition contingent earn-outs, and transaction costs, included in GAAP net income or loss for the respective periods.
●	Adjusted EBITDA margin is determined by dividing Adjusted EBITDA by total revenues for the respective periods.
●	Free cash flow is determined by adjusting net cash provided by (used in) operating activities by purchases of property and equipment and capitalized software additions for the respective periods.
●	Free cash flow margin is determined by dividing free cash flow by total revenues for the respective periods.

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view these non-GAAP financial measures in conjunction with the related GAAP financial measures.

Vertex, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

	As of June 30,	As of December 31,
(In thousands, except per share data)	2025	2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$284,386	$296,051
Funds held for customers	26,376	30,015
Accounts receivable, net of allowance of $16,389 and $16,838, respectively	143,660	164,432
Prepaid expenses and other current assets	48,309	36,678
Investment securities available-for-sale, at fair value (amortized cost of $0 and $9,147, respectively)	—	9,157
Total current assets	502,731	536,333
Property and equipment, net of accumulated depreciation	195,034	177,559
Capitalized software, net of accumulated amortization	35,659	36,350
Goodwill and other intangible assets	397,312	363,021
Deferred commissions	27,737	27,480
Deferred income tax asset	20	19
Operating lease right-of-use assets	11,344	11,956
Long-term investment	15,000	—
Other assets	13,352	14,073
Total assets	$1,198,189	$1,166,791
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$30,440	$36,215
Accrued expenses	42,155	35,169
Customer funds obligations	23,913	27,406
Accrued salaries and benefits	14,873	14,581
Accrued variable compensation	19,000	45,507
Deferred revenue, current	341,754	339,326
Current portion of operating lease liabilities	4,228	3,995
Current portion of finance lease liabilities	61	77
Purchase commitment and contingent consideration liabilities, current	29,900	35,100
Total current liabilities	506,324	537,376
Deferred revenue, net of current portion	5,496	4,840
Debt, net of current portion	336,349	335,220
Operating lease liabilities, net of current portion	11,253	12,585
Finance lease liabilities, net of current portion	—	10
Purchase commitment and contingent consideration liabilities, net of current portion	80,200	87,400
Deferred income tax liabilities	9,369	9,918
Deferred other liabilities	1,156	90
Total liabilities	950,147	987,439
Stockholders' equity:
Preferred shares, $0.001 par value, 30,000 shares authorized; no shares issued and outstanding	—	—
Class A voting common stock, $0.001 par value, 300,000 shares authorized; 77,242 and 70,670 shares issued and outstanding, respectively	77	71
Class B voting common stock, $0.001 par value, 150,000 shares authorized; 82,156 and 86,481 shares issued and outstanding, respectively	82	86
Additional paid in capital	292,078	278,389
Accumulated deficit	(43,146)	(53,315)
Accumulated other comprehensive loss	(1,049)	(45,879)
Total stockholders' equity	248,042	179,352
Total liabilities and stockholders' equity	$1,198,189	$1,166,791

Vertex, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income (Loss)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
(In thousands, except per share data)	2025	2024	2025	2024

	(unaudited)		(unaudited)
Revenues:
Software subscriptions	$157,844	$136,443	$308,605	$268,273
Services	26,715	24,661	53,016	49,612
Total revenues	184,559	161,104	361,621	317,885
Cost of revenues:
Software subscriptions	44,459	42,261	88,704	87,389
Services	18,900	16,155	38,723	32,016
Total cost of revenues	63,359	58,416	127,427	119,405
Gross profit	121,200	102,688	234,194	198,480
Operating expenses:
Research and development	20,582	14,614	41,468	31,459
Selling and marketing	48,454	40,541	96,609	81,032
General and administrative	43,392	35,874	88,420	71,416
Depreciation and amortization	6,187	5,212	12,067	10,218
Change in fair value of acquisition contingent earn-outs	2,300	—	(12,400)	—
Other operating expense (income), net	4,149	(1,098)	7,408	(1,625)
Total operating expenses	125,064	95,143	233,572	192,500
Income (loss) from operations	(3,864)	7,545	622	5,980
Interest expense (income), net	(1,228)	181	(2,767)	467
Income (loss) before income taxes	(2,636)	7,364	3,389	5,513
Income tax expense (benefit)	(1,675)	2,200	(6,780)	(2,335)
Net income (loss)	(961)	5,164	10,169	7,848
Other comprehensive (income) loss:
Foreign currency translation adjustments, net of tax	(29,734)	3,335	(44,839)	7,346
Unrealized loss (gain) on investments, net of tax	—	(19)	9	(2)
Total other comprehensive (income) loss, net of tax	(29,734)	3,316	(44,830)	7,344
Total comprehensive income	$28,773	$1,848	$54,999	$504

Net income (loss) per share of Class A and Class B, basic	$(0.01)	$0.03	$0.06	$0.05
Net income (loss) per share of Class A and Class B, dilutive	$(0.01)	$0.03	$0.06	$0.05

Vertex, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	Six months ended
	June 30,
(In thousands)	2025	2024

	(unaudited)
Cash flows from operating activities:
Net income	$10,169	$7,848
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	45,694	41,330
Amortization of cloud computing implementation costs	2,024	1,989
Provision for subscription cancellations and non-renewals	(136)	451
Amortization of deferred financing costs	1,361	660
Change in fair value of contingent consideration liabilities	(12,200)	(2,375)
Change in settlement value of deferred purchase commitment liability	—	423
Write-off of deferred financing costs	—	276
Stock-based compensation expense	33,034	26,324
Deferred income taxes	(1,641)	(9,702)
Non-cash operating lease costs	1,595	1,536
Other	(71)	(165)
Changes in operating assets and liabilities:
Accounts receivable	22,320	19,730
Prepaid expenses and other current assets	(13,406)	969
Deferred commissions	(258)	(625)
Accounts payable	(5,886)	665
Accrued expenses	6,446	(3,021)
Accrued and deferred compensation	(29,766)	(8,660)
Deferred revenue	2,374	8,051
Operating lease liabilities	(2,057)	(2,081)
Payments for purchase commitment and contingent consideration liabilities in excess of initial fair value	(200)	(4,367)
Other	1,412	3,036
Net cash provided by operating activities	60,808	82,292
Cash flows from investing activities:
Acquisition of businesses and assets, net of cash acquired	—	(6,075)
Long-term investment	(15,000)	—
Property and equipment additions	(42,906)	(29,749)
Capitalized software additions	(10,565)	(11,097)
Purchase of investment securities, available-for-sale	(2,398)	(7,776)
Proceeds from sales and maturities of investment securities, available-for-sale	11,607	8,860
Other	—	(2,000)
Net cash used in investing activities	(59,262)	(47,837)
Cash flows from financing activities:
Net increase (decrease) in customer funds obligations	(3,493)	14,979
Proceeds from convertible senior notes	—	345,000
Principal payments on long-term debt	—	(46,875)
Payment for purchase of capped calls	—	(42,366)
Payments for deferred financing costs	—	(11,374)
Proceeds from purchases of stock under ESPP	1,782	1,443
Payments for taxes related to net share settlement of stock-based awards	(26,105)	(18,324)
Proceeds from exercise of stock options	7,687	3,274
Payments for purchase commitment and contingent consideration liabilities	—	(7,580)
Payments of finance lease liabilities	(28)	(51)
Net cash provided by (used in) financing activities	(20,157)	238,126
Effect of exchange rate changes on cash, cash equivalents and restricted cash	3,307	(789)
Net increase (decrease) in cash, cash equivalents and restricted cash	(15,304)	271,792
Cash, cash equivalents and restricted cash, beginning of period	326,066	89,151
Cash, cash equivalents and restricted cash, end of period	$310,762	$360,943
Reconciliation of cash, cash equivalents and restricted cash to the Condensed Consolidated Balance Sheets, end of period:
Cash and cash equivalents	$284,386	$325,535
Restricted cash—funds held for customers	26,376	35,408
Total cash, cash equivalents and restricted cash, end of period	$310,762	$360,943

Summary of Non-GAAP Financial Measures

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
(Dollars in thousands, except per share data)	2025	2024	2025	2024
Non-GAAP cost of revenues, software subscriptions	$26,556	$26,730	$52,719	$54,921
Non-GAAP cost of revenues, services	$17,876	$15,590	$36,003	$30,445
Non-GAAP gross profit	$140,127	$118,784	$272,899	$232,519
Non-GAAP gross margin	75.9%	73.7%	75.5%	73.1%
Non-GAAP research and development expense	$18,070	$12,692	$34,604	$26,164
Non-GAAP selling and marketing expense	$44,648	$37,021	$86,466	$72,695
Non-GAAP general and administrative expense	$38,071	$30,627	$74,673	$58,200
Non-GAAP operating income	$32,182	$33,303	$63,521	$65,040
Non-GAAP net income	$24,891	$24,991	$49,385	$48,422
Non-GAAP diluted EPS	$0.15	$0.15	$0.30	$0.30
Adjusted EBITDA	$38,369	$38,515	$75,588	$75,258
Adjusted EBITDA margin	20.8%	23.9%	20.9%	23.7%
Free cash flow	$19,587	$36,944	$7,337	$41,446
Free cash flow margin	10.6%	22.9%	2.0%	13.0%

Vertex, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
(Dollars in thousands)	2025	2024	2025	2024
Non-GAAP Cost of Revenues, Software Subscriptions:
Cost of revenues, software subscriptions	$44,459	$42,261	$88,704	$87,389
Stock-based compensation expense	(1,233)	(953)	(3,460)	(2,543)
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	(16,670)	(14,578)	(32,525)	(29,925)
Non-GAAP cost of revenues, software subscriptions	$26,556	$26,730	$52,719	$54,921

Non-GAAP Cost of Revenues, Services:
Cost of revenues, services	$18,900	$16,155	$38,723	$32,016
Stock-based compensation expense	(1,024)	(565)	(2,720)	(1,571)
Non-GAAP cost of revenues, services	$17,876	$15,590	$36,003	$30,445

Non-GAAP Gross Profit:
Gross profit	$121,200	$102,688	$234,194	$198,480
Stock-based compensation expense	2,257	1,518	6,180	4,114
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	16,670	14,578	32,525	29,925
Non-GAAP gross profit	$140,127	$118,784	$272,899	$232,519

Non-GAAP Gross Margin:
Total Revenues	$184,559	$161,104	$361,621	$317,885
Non-GAAP gross margin	75.9%	73.7%	75.5%	73.1%

Non-GAAP Research and Development Expense:
Research and development expense	$20,582	$14,614	$41,468	$31,459
Stock-based compensation expense	(2,512)	(1,922)	(6,864)	(5,295)
Non-GAAP research and development expense	$18,070	$12,692	$34,604	$26,164

Non-GAAP Selling and Marketing Expense:
Selling and marketing expense	$48,454	$40,541	$96,609	$81,032
Stock-based compensation expense	(3,235)	(2,928)	(9,041)	(7,150)
Amortization of acquired intangible assets – selling and marketing expense	(571)	(592)	(1,102)	(1,187)
Non-GAAP selling and marketing expense	$44,648	$37,021	$86,466	$72,695

Non-GAAP General and Administrative Expense:
General and administrative expense	$43,392	$35,874	$88,420	$71,416
Stock-based compensation expense	(3,986)	(3,633)	(10,949)	(9,766)
Severance expense	(317)	(619)	(774)	(1,461)
Amortization of cloud computing implementation costs – general and administrative	(1,018)	(995)	(2,024)	(1,989)
Non-GAAP general and administrative expense	$38,071	$30,627	$74,673	$58,200

Vertex, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures (continued)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
(In thousands, except per share data)	2025	2024	2025	2024
Non-GAAP Operating Income:
Income (loss) from operations	$(3,864)	$7,545	$622	$5,980
Stock-based compensation expense	11,990	10,001	33,034	26,325
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	16,670	14,578	32,525	29,925
Amortization of acquired intangible assets – selling and marketing expense	571	592	1,102	1,187
Amortization of cloud computing implementation costs – general and administrative	1,018	995	2,024	1,989
Severance expense	317	619	774	1,461
Acquisition contingent consideration	200	(1,575)	200	(2,375)
Change in fair value of acquisition contingent earn-outs	2,300	—	(12,400)	—
Transaction costs	2,980	548	5,640	548
Non-GAAP operating income	$32,182	$33,303	$63,521	$65,040

Non-GAAP Net Income:
Net income (loss)	$(961)	$5,164	$10,169	$7,848
Income tax expense (benefit)	(1,675)	2,200	(6,780)	(2,335)
Stock-based compensation expense	11,990	10,001	33,034	26,325
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	16,670	14,578	32,525	29,925
Amortization of acquired intangible assets – selling and marketing expense	571	592	1,102	1,187
Amortization of cloud computing implementation costs – general and administrative	1,018	995	2,024	1,989
Severance expense	317	619	774	1,461
Acquisition contingent consideration	200	(1,575)	200	(2,375)
Change in fair value of acquisition contingent earn-outs	2,300	—	(12,400)	—
Transaction costs	2,980	548	5,640	548
Change in settlement value of deferred purchase commitment liability – interest expense	—	423	—	423
Non-GAAP income before income taxes	33,410	33,545	66,288	64,996
Income tax adjustment at statutory rate (1)	(8,519)	(8,554)	(16,903)	(16,574)
Non-GAAP net income	$24,891	$24,991	$49,385	$48,422

Non-GAAP Diluted EPS:
Non-GAAP net income	$24,891	$24,991	$49,385	$48,422
Interest expense (net of tax), convertible senior notes (2)	903	—	1,806	—
Non-GAAP net income used in dilutive per share computation	$25,794	$24,991	$51,191	$48,422

Weighted average Class A and B common stock, diluted	162,589	161,440	162,656	161,011
Dilutive effect of convertible senior notes (2)	9,498	—	9,498	—
Total average Class A and B shares used in dilutive per share computation	172,087	161,440	172,154	161,011
Non-GAAP diluted EPS	$0.15	$0.15	$0.30	$0.30

(1) Non-GAAP income before income taxes is adjusted for income taxes using the respective statutory tax rates for applicable jurisdictions, which for purposes of this determination were assumed to be 25.5%.

(2) We use the if-converted method to compute diluted earnings per share with respect to our convertible senior notes. Interest expense and additional dilutive shares related to the notes are added back to the calculation when their impact is dilutive. In periods when the impact is anti-dilutive, there is no add-back of interest expense or additional dilutive shares related to the notes.

Vertex, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures (continued)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
(Dollars in thousands)	2025	2024	2025	2024
Adjusted EBITDA:
Net income (loss)	$(961)	$5,164	$10,169	$7,848
Interest expense (income), net	(1,228)	181	(2,767)	467
Income tax expense (benefit)	(1,675)	2,200	(6,780)	(2,335)
Depreciation and amortization – property and equipment	6,187	5,212	12,067	10,218
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	16,670	14,578	32,525	29,925
Amortization of acquired intangible assets – selling and marketing expense	571	592	1,102	1,187
Amortization of cloud computing implementation costs – general and administrative	1,018	995	2,024	1,989
Stock-based compensation expense	11,990	10,001	33,034	26,325
Severance expense	317	619	774	1,461
Acquisition contingent consideration	200	(1,575)	200	(2,375)
Change in fair value of acquisition contingent earn-outs	2,300	—	(12,400)	—
Transaction costs	2,980	548	5,640	548
Adjusted EBITDA	$38,369	$38,515	$75,588	$75,258

Adjusted EBITDA Margin:
Total revenues	$184,559	$161,104	$361,621	$317,885
Adjusted EBITDA margin	20.8%	23.9%	20.9%	23.7%

	Three months ended		Six months ended
	June 30,		June 30,
(Dollars in thousands)	2025	2024	2025	2024
Free Cash Flow:
Cash provided by operating activities	$46,003	$57,726	$60,808	$82,292
Property and equipment additions	(21,512)	(15,300)	(42,906)	(29,749)
Capitalized software additions	(4,904)	(5,482)	(10,565)	(11,097)
Free cash flow	$19,587	$36,944	$7,337	$41,446

Free Cash Flow Margin:
Total revenues	$184,559	$161,104	$361,621	$317,885
Free cash flow margin	10.6%	22.9%	2.0%	13.0%

Investor Relations Contact:
Joe Crivelli

Vertex, Inc.

investors@vertexinc.com

Media Contact:

Rachel Litcofsky

Vertex, Inc.

mediainquiries@vertexinc.com